SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[_] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

ACCUREXA INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

ACCUREXA INC.

Trust Company Complex, Ajeltake Road

Majuro, Marshall Islands MH96960

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE NOT REQUESTED TO SEND US A PROXY

This Information Statement is first being mailed on or about May 17, 2017 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of Accurexa Inc., a Marshall Islands corporation (the “Company”), as of the close of business on May 15, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a consent in lieu of a meeting, dated May 15, 2017, (the “Consent”) of stockholders of the Company owning a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Accurexa Inc.

The Consent authorized and approved the reincorporation of the Company (the “Articles of Incorporation”) in order to effect a Name Change of the Company (the "Name Change") and increase in the number of authorized shares of Common Stock to 100,000,000 shares (the “Authorized Common Shares Increase”). A copy of the Articles of Incorporation is attached to this Information Statement as Appendix A.

The Consent constitutes the consent of a majority of the total outstanding number of shares of Common Stock and is sufficient under the Business Corporations Act of the Republic of the Marshall Islands and our Bylaws to approve the Company’s Name Change, Authorized Common Shares Increase, and the Articles of Incorporation. Accordingly, the Company’s Name Change, Authorized Common Shares Increase, and the Articles of Incorporation are not presently being submitted to our other stockholders for a vote. The action by the Consent will become effective when the Company files the Articles of Incorporation with the Registrar of Corporations of the Marshall Islands.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Sophia Yaqi Sun

Sophia Yaqi Sun

President and Chief Executive Officer

(Principal Executive Officer)

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 17, 2017, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF OUR REINCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDERS

Under the Business Corporations Act of the Marshall Islands and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Company’s Name Change, Authorized Common Shares Increase, and the Articles of Incorporation (collectively, the “Actions”) require the affirmative vote or consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 19,398,954 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On May 15, 2017, the Majority Shareholders unanimously adopted resolutions approving the Company’s Name Change, Authorized Common Shares Increase, and the Articles of Incorporation as set forth in Appendix A.

ACTIONS TO BE TAKEN

The Actions will become effective on the date that we file the Articles of Incorporation of the Company with the Registrar of Corporations of the Marshall Islands.  We intend to file the Articles of Incorporation with the Registrar of Corporations of the Marshall Islands to become effective after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Actions by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.  In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until sixty (60) days after FINRA has announced the Name Change to the market.

We currently expect to file the Articles of Incorporation to become effective on or about June 6, 2017.

AUTHORIZED COMMON SHARES INCREASE

GENERAL

The Board of Directors of the Company has adopted a resolution to file the Articles of Incorporation so as to increase the number of shares of common stock authorized for issuance by the Board of Directors from 20,000,000 to 100,000,000. The Majority Shareholders have given their written consent to the resolution.

Under the Business Corporations Act of the Marshall Islands and the Company’s Bylaws, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Articles of Incorporation with the Registrar of Corporations of the Marshall Islands to become effective on or after June 6, 2017. The Articles of Incorporation will provide that the number of shares of common stock authorized will be 100,000,000 shares of common stock with a par value of $0.0001 per share.

REASONS

The Board of Directors and the Majority Shareholders have approved the Articles of Incorporation in order to provide the Company with flexibility in pursuing its long-term business objectives.  The primary reasons are:

-

Management may in the future pursue opportunities to obtain capital in order to fully implement the Company’s business plan.  A reserve of common shares available for issuance from time-to-time will enable the Company to entertain a broad variety of financing proposals.

-

Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.

As a result of the increase in authorized common stock, there will be 100,000,000 common shares available for issuance. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company’s shareholders. The Business Corporations Act of the Marshall Islands requires that the Board use its reasonable business judgment to assure that the Company obtains “fair value” when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company’s common stock.

The increase in the number of common shares available for issuance is not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company.  In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

NO APPRAISAL RIGHTS

Under the Business Corporations Act of the Marshall Islands, our Stockholders are not entitled to appraisal rights in connection with the Authorized Common Shares Increase.

WHEN THE INCREASE WILL GO INTO EFFECT

Prior to filing the Articles of Incorporation reflecting the Authorized Common Shares Increase, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the increase.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

NAME CHANGE

REASONS

Our Name Change is to reflect our effort to commercialize the NK (Natural Killer) cell technology that we licensed from Medisun Holdings Limited for the geographies of the United States of America and the Greater China (People’s Republic of China, Hong Kong, the Macau Special Administrative Region and Taiwan) on April 18, 2017, as reported on Form 8-K filed on April 20, 2017.  Medisun Holdings Limited has developed its NK cell technology for the treatment of cancer and we intend to use the licensed NK cell technology to treat cancer patients, including at Medisun’s network clinical facilities in the Greater China.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

CONSENTING STOCKHOLDERS

On May 15, 2017, the Majority Stockholders being the record holders of 15,137,000 shares of our Common Stock, constituting approximately 78% of the issued and outstanding shares of our Common Stock, consented to the Company’s Name Change, Authorized Common Shares Increase and the Articles of Incorporation.

Accordingly, we have obtained all necessary corporate approvals in connection with the Name Change, Authorized Common Shares Increase, and the Articles of Incorporation. We are not seeking consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholders was by consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the Business Corporations Act of the Marshall Islands, file the Articles of Incorporation with the Registrar of Corporations of the Marshall Islands. The Name Change, Authorized Shares Increase, and Articles of Incorporation will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 20,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. At the close of business on the Record Date, we had 19,398,954 shares of Common Stock issued and outstanding.

We will obtain a new CUSIP number for our Common Stock at the time of the Name Change and Authorized Common Shares Increase.

DISSENTER’S RIGHTS

Under the Business Corporations Act of the Marshall Islands, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of May 15, 2017 (i) by each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our Common Stock; (ii) by each of our current directors and executive officers; and (iii) by all of our current directors and executive officers as a group. As of May 15, 2017, there are 19,398,954 shares of Common Stock issued and outstanding.

Name and address	Number of shares owned	Per cent of Class (2)
Sophia Ya Qi Sun (1)	-	0%
Lisha Huang (1)	-	0%
William Callahan (1)	52,000	0.3%
Medisun Holdings Limited	10,000,000	51.6%
Abazu Ltd.	2,667,000	13.8%
Accelerating Combination Therapies LLC	1,000,000	5.2%
All officers and directors as a group (3 persons)	52,000	0.3%

(1) Each person named is an executive officer or a director. The address of each such beneficial owner is c/o Trust Company Complex, Ajeltake Road, Majuro, Marshall Islands MH96960.

(2) Applicable percentage ownership is based on 19,398,954 shares of our common stock outstanding as of May 15, 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

APPENDIX A

ARTICLES OF INCORPORATION

OF

MEDISUN PRECISION MEDICINE LTD.

(Pursuant to the Provisions of the Marshall Islands Business Corporations Act)

The Corporation does hereby file with the Registrar of Corporations this instrument for that purpose, as follows:

FIRST:

The name of the Corporation shall be Medisun Precision Medicine Ltd.

SECOND:

The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

THIRD:

The number of shares that the Corporation shall have authority to issue shall be One Hundred Million (100,000,000) shares of Common Stock, par value $0.0001 per share, and Two Million (2,000,000) shares of Preferred Stock, par value $0.0001 per share.

FOURTH:

The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

IN WITNESS WHEREOF, the Corporation has executed this instrument on May 15, 2017.

/s/ Sophia Yaqi Sun Sophia Yaqi Sun President and Chief Executive Officer (Principal Executive Officer)